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                                                                    EXHIBIT 7(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-100287 of Farmers Variable Life Separate Account A on Form S-6 of our report dated March 15, 2002 appearing in the Prospectus, and of our report dated February 4, 2002 relating to the financial statements of Farmers New World Life Insurance Company appearing in the Prospectus, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus being incorporated by reference into the filing.



/s/ PricewaterhouseCoopers LLP
Seattle, Washington
December 17, 2002